UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 26, 2021

Brookfield Property REIT Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Vesey Street, 15th Floor, New York, NY	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.375% Series A Cumulative Perpetual Redeemable Preferred Stock, par value $0.01 per share	BPYUP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 26, 2021, Brookfield Asset Management Inc. (“BAM”) completed its previously announced acquisition of all of the limited partnership units of Brookfield Property Partners L.P. (“BPY”), and the exchangeable limited partnership units of Brookfield Office Properties Exchange LP (the “Transaction”), and each holder of class A stock, par value $0.01 per share (“Class A Stock”), of Brookfield Property REIT Inc. (the “Company”) received $12.38 in cash, 0.0913 of a BAM class A limited voting share and 0.0657 of a BPY preferred unit with a liquidation preference of $25.00 per unit in the automatic exchange for each outstanding share of Class A Stock.

In connection with the Transaction, on July 26, 2021, GGP Real Estate Holding II, Inc., the general partner of BPR OP, LP, an indirect subsidiary and the operating partnership of the Company (“BPR OP”), entered into an amendment and restatement of BPR OP’s limited partnership agreement (the “Amended BPR OP Partnership Agreement”) to, among other things, eliminate BPR OP’s Series K Preferred Units, which had rights corresponding to the Company’s Class A Stock, and remove references to various series of units that are no longer outstanding, as well as to authorize a new series of Series M Preferred Units. The Amended BPR OP Partnership Agreement became effective immediately following the closing of the Transaction on July 26, 2021.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2021, in connection with the consummation of the Transaction, the Company notified the Nasdaq Global Select Market (the “Nasdaq”) that the Transaction had been completed and requested that trading of the Class A Stock on the Nasdaq be suspended prior to the opening of trading on July 27, 2021. In addition, the Nasdaq filed with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration on Form 25 to delist the Class A Stock from the Nasdaq and deregister the Class A Stock under Section 12(b) of the Securities and Exchange Act of 1934, as amended, on July 26, 2021. As a result, the Class A Stock ceased trading and was not listed on the Nasdaq effective prior to the opening of the market on July 27, 2021.

Item 3.02	Unregistered Sales of Equity Securities.

Following the closing of the Transaction, the Company issued 13,875,894.3314 shares (the “Shares”) of Class A Stock, to BPY Holding REIT II LLC, an affiliate of BAM, for total consideration of $252,125,000. The sale of the Shares was made pursuant to a contribution agreement entered into between the Company and BPY Holding REIT II LLC.

The Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The proceeds from the issuance will be used by the Company to redeem all outstanding shares of the Company’s 6.375% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”). The redemption of the Series A Preferred Stock was previously announced by the Company on July 20, 2021.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2021, each of Soon Young Chang, Omar Carneiro da Cunha, Michael J. Warren, Caroline Atkinson and A. Douglas McGregor resigned as directors of the Company. Each of Soon Young Chang, Omar Carneiro da Cunha, Michael J. Warren, Caroline Atkinson and A. Douglas McGregor informed the Company that the decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD PROPERTY REIT INC.

Date: July 30, 2021	By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Secretary

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